UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

October 1, 2025

Commission File Number: 000-56421

ASIAFIN HOLDINGS CORP.

(Exact name of registrant issuer as specified in its charter)

Nevada	37-1950147
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Suite 30.02, 30th Floor
Menara KH (Promet)

Jalan Sultan Ismail
50250 Kuala Lumpur
 Malaysia

(Address of principal executive offices, including zip code)

Registrant’s phone number, including area code +603 21487170

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers: Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 3, 2025, the board of directors (the “Board”) of AsiaFIN Holdings Corp. (the “Company”) unanimously resolved to appoint Baharom Bin Embi (“Datuk Baharom”) as independent director to the Board, effective October 1, 2025. Datuk Baharom will serve on the Company’s Audit Committee.

Datuk Baharom Bin Embi, 65, was appointed Chairman of Co-opbank Pertama Malaysia Berhad in October 2021 and has since overseen the bank’s financial performance and digital transformation initiatives, including the implementation of its Project FIRST Core Banking and various retail and corporate financing systems. Datuk Baharom also serves on the board of directors of Institut Koperasi Malaysia, is the Chairman of the Federasi Koperasi Kewangan Malaysia, and has served as an advisor to Humanology Sdn Bhd since 2019. Between 2015 and 2018, Datuk Baharom was Managing Director and Chief Executive Officer of TEKUN Nasional, an agency under the Ministry of Entrepreneurial and Cooperative Development in Malaysia. From 1987 to 2014, Datuk Baharom served in senior management roles across branch operations, treasury, human resources, and strategic planning at Bank Kerjasama Rakyat Malaysia Berhad. He began his career in 1982 as an operations officer at Public Finance Berhad.

Datuk Baharom holds a Master of Business Administration in Decision Support Systems (1986) and a Bachelor of Business Administration in Economics and Finance (1984) from the University of Southern New Hampshire, as well as a Diploma in Business Management from MARA University of Technology (1979). He is a certified Islamic Financial Planner and has undertaken various professional qualifications in Islamic finance and takaful (a sharia law compliant alternative to conventional insurance). In recognition of his service, he has been conferred several national honors, including the Darjah Pangkuan Seri Melaka (D.P.S.M.) awarded for significant contribution to Malaysia’s growth, which bestowed upon him the title of “Datuk.”

The Board believes that Datuk Baharom’s experience makes him ideally qualified to help lead the Company towards continued growth and success.

In connection with his appointment, Datuk Baharom entered into a director agreement with the Company (the “Baharom Agreement”). Pursuant to the Baharom Agreement, Datuk Baharom shall receive a monthly fee of $500 in cash as compensation for his services as independent director.

Datuk Baharom do not have any family relationships with any of the Company’s directors or executive officers, or any person nominated or chosen by the Company to become a director or executive director, and there are no arrangements or understandings with any person pursuant to which he was selected as director of the Company. He is not a party to any related party transactions within the meaning of Item 404(a) of Regulation S-K. As of the date of this report, Datuk Baharom beneficially owns 14,000 shares of the Company’s common stock, par value $0.0001 per share. The Board has determined that such ownership does not affect his independence.

Item 5.02 of this Current Report on Form 8-K contains only a brief description of the material terms of and does not purport to be a complete description of the rights and obligations of the parties to the Baharom Agreement, and such description is qualified in its entirety by reference to the full text of the Baharom Agreement, a copy of which is filed herewith as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Independent Director Agreement between the Company and Datuk Baharom Bin Embi, dated October 1, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ASIAFIN HOLDINGS CORP.

Date: October 3, 2025	By:	/s/ Kai Cheong Wong
Kai Cheong Wong
	Title:	Chief Executive Officer

Date: October 3, 2025	By:	/s/ Ghi Geok Khoo
Ghi Geok Khoo
	Title:	Chief Financial Officer

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